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                                    Exhibit 21.1

                            Subsidiaries of the Company
                            ---------------------------

                                        State of
          Subsidiary                  Incorporation                Doing Business As
          ----------                  -------------                ------------------
HCA, Inc.                                Illinois            HCA, Inc.

Mall Media Acquisition Corp.             Delaware            Mall Media Acquisition Corp.

Matthew Acquisition Corp.                Delaware            Matthew Acquisition Corp.

Quantum Structures & Design, Inc.        Illinois            Quantum Structures & Design, Inc.

Revere Acquisition Corp.                 Delaware            Revere Acquisition Corp.

Revere Billboard, Inc.                   Delaware            Revere Billboard, Inc.

Revere Holding Corp.                     Delaware            Revere Holding Corp.

Revere National Corporation              Delaware            Revere National Corporation

Revere National Corporation of           Delaware            Revere National Corporation of
  Pennsylvania                                                 Pennsylvania

Revere National Corporation of           Delaware            Revere National Corporation of
  Philadelphia                                                 Philadelphia

Revere National Corporation of           Delaware            Revere National Corporation of
  Wilmington                                                   Wilmington

Superior Outdoor Structures, Inc.        Illinois            Superior Outdoor Structures, Inc.

Tanner Acquisition Corp.                 Delaware            Tanner Acquisition Corp.

Universal Outdoor Management             Delaware            Universal Outdoor Management
  Company, Inc.                                                Company, Inc.

Vision Digital Communications, LLC      California           Vision Digital Communications, LLC
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